Exhibit 107

CALCULATION OF FILING FEE TABLES

Form F-1
(Form Type)

Webull Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Reigstered(1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offinerg Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Webull Class A Ordinary, par value $0.00001 per share	457(c)	127,445,012	(1)	$16.585	(3)	$2,113,675,524.02	0.0001531	$323,603.73
	Equity	Webull Class A Ordinary, par value $0.00001 per share, issuable upon exercise of Webull Public Warrants	457(g)	10,479,990		$11.50	(4)	$120,519,885.00	0.0001531	$18,451.60
	Equity	Webull Class A Ordinary, par value $0.00001 per share, issuable upon exercise of Webull Private Warrants	457(g)	6,792,000		$13.620	(5)	$92,507,040.00	0.0001531	$14,162.83
	Equity	Webull Class A Ordinary, par value $0.00001 per share, issuable upon exercise of Webull Incentive Warrants issued to non-redeeming holders of SKGR Class A Ordinary Shares	457(g)	913,089		$10.00	(6)	$9,130,890.00	0.0001531	$1,397.94
	Equity	Webull Class A Ordinary, par value $0.00001 per share, issuable upon exercise of Webull Incentive Warrants held by certain Existing Webull Shareholders	457(g)	20,000,000		$13.365	(7)	$267,300,000.00	0.0001531	$40,923.63
	Equity	Webull Private Warrants	Other	6,792,000		-	(5)	-	0.0001531	-
	Equity	Webull Incentive Warrants	Other	20,000,000		-	(7)	-	0.0001531	-

Fees Previously Paid

								Total Offering Amounts		$398,539.71

								Total Fees Previously Paid		-

								Total Fee Offsets		$67,643.35

								Net Fees Due		$330,896.36

1	Pursuant to Rule 416 under the Securities Act, Webull is also registering an indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction. Capitalized terms not otherwise defined herein shall have the meaning given in the Registration Statement on Form F-1 to which this Exhibit 107 corresponds.

2	Consists of 127,445,012 Webull Class A Ordinary Shares, including (i) 101,752,608 Webull Class A Ordinary Shares held by the Existing Webull Shareholders following the consummation of the Business Combination, (ii) up to 20,747,004 Webull Class A Ordinary Shares issuable upon conversion of Webull Class B Ordinary Shares, which are held by Water Castle Az Inc., an entity controlled by our founder Mr. Anquan Wang, following the Business Combination, (iii) 2,866,714 Webull Class A Ordinary Shares issued to the Initial SKGR Shareholders in connection with the Business Combination upon conversion of their SKGR Class B Ordinary Shares that were initially purchased by Auxo from SKGR, (iv) 524,000 Webull Class A Ordinary Shares issued to Auxo in connection with the Business Combination upon conversion of SKGR Class A Ordinary Shares that were issued upon conversion of certain convertible loans extended by Auxo to SKGR, (v) 1,429,686 Webull Class A Ordinary Shares that were issued to certain investors parties to Non-Redemption Agreements and Additional Non-Redemption Agreements in connection with the consummation of the Business Combination upon conversion of SKGR Class B Ordinary Shares transferred to such investors by Auxo, (vi) 25,000 Webull Class A Ordinary Shares issued to J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division, upon conversion of certain SKGR Class B Ordinary Shares received by CCM from Auxo, and (vii) 100,000 Webull Class A Ordinary Shares issued to two service providers following the closing of the Business Combination in settlement of certain of their fees and expenses.

3	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Webull Class A Ordinary Shares on April 28, 2025, as reported on Nasdaq, which was $16.585 per Webull Class A Ordinary Share.

4	Calculated in accordance with Rule 457(g) under the Securities Act, based on the current $11.50 exercise price of the Webull Public Warrants.

5	Represents the sum of (a) $2.12, the average of the high and low prices for the Webull Warrants as reported on Nasdaq on April 28, 2025, and (b) $11.50, the current exercise price of Webull Warrants, resulting in a combined maximum offering price per Webull Private Warrant of $13.62. The Webull Private Warrants as well as the maximum number of Webull Class A Ordinary Shares issuable upon exercise of the Webull Private Warrants is being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Webull Private Warrants has been allocated to the underlying Webull Class A Ordinary Shares and those Webull Class A Ordinary Shares are included in the registration fee.

6	Calculated in accordance with Rule 457(g) under the Securities Act, based on the current $10.00 exercise price of the Webull Incentive Warrants.

7	Represents the sum of (a) $3.365, the average of the high and low prices for the Webull Incentive Warrants as reported on Nasdaq on April 28, 2025, and (b) $10.00, the current exercise price of Webull Incentive Warrants, resulting in a combined maximum offering price per Webull Incentive Warrant of $13.365. The Webull Incentive Warrants as well as the maximum number of Webull Class A Ordinary Shares issuable upon exercise of the Webull Incentive Warrants is being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Webull Incentive Warrants has been allocated to the underlying Webull Class A Ordinary Shares and those Webull Class A Ordinary Shares are included in the registration fee.

Table 2—Fee Offset Claims and Sources

Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)

Rule 457(p)
Webull Corporation	Form F-4	333-283635(1)	12/5/2024		$4,223.85	Equity(2)	Class A Ordinary Shares issuable upon exercise of Webull Warrants	2,390,714	$27,588,840
Webull Corporation	Form F-4	333-283635(3)	12/5/2024		$31,401.56	Equity(4)	Class A Ordinary Shares issuable upon exercise of Webull Warrants	17,271,990	$205,104,881
Webull Corporation	Form F-4	333-283635(3)	12/5/2024		$32,017.94	Equity(5)	Class A Ordinary Shares issuable upon exercise of Incentive Warrants	20,913,089	$209,130,890
Webull Corporation	Form F-4	333-283635		12/5/2024						$67,643.35

1	The Registrant previously paid registration fees to register for resale up to 2,484,464 Webull Class A Ordinary Shares under a Registration Statement on Form F-4 (File No. 333-283635) (the “Prior Registration Statement”).

2	Of the 2,484,464 Webull Class A Ordinary Shares registered for resale on the Prior Registration Statement, 2,390,714 Webull Class A Ordinary Shares remain unsold as of the date of the filing of this Registration Statement on Form F-1. $4,223.84 of the $27,379.63 of total fees paid in connection with the Prior Registration Statement are associated with the 2,390,714 Webull Class A Ordinary Shares that remain unsold under the Prior Registration Statement and that the Registrant now intends to register, among others, under this Registration Statement on Form F-1.

3	The Registrant previously paid registration fees under the Prior Registration Statement for the offering of certain Webull Warrants, and Webull Incentive Warrants and the offering deemed to have occured pursuant to Question 139.01 of the Securities Act Sections Compliance and Disclosure Interpretations with respect to the Webull Class A Ordinary Shares underlying such warrants, including 17,271,990 Webull Warrants and the deemed offering of the the Webull Class A Ordinary Shares issuable upon exercise thereof and 20,913,089 Webull Incentive Warrants and the deemed offering of the Webull Class A Ordinary Shares underlying such warrants.

4	The Registrant previously paid registration fees to register 17,271,990 Webull Warrants on the Prior Registration Statement and, consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations and pursuant to Rule 457(g) of the Securities Act, the registration fee with respect to such Webull Warrants was allocated to the Webull Class A Ordinary Shares issuable upon exercise of such Webull Warrants, and those Webull Class A Ordinary Shares were included in the total registration fee paid in connection with the Prior Registration Statement. Such offering of 17,271,990 Webull Warrants and the deemed offering of the shares underlying such warrants correspond to $31,401.56 of the total $34,528.64 fees calculated and paid in connection with the Prior Registration Statement. The Registrant is therefore claiming $31,401.56 as a fee offset related to the 17,271,990 Webull Warrants and the deemed offering of the Webull Class A Ordinary Shares underlying such warrants. None of the issued and outstanding Webull Warrants have been exercised and, consequently, none of Webull Class A Ordinary Shares underlying such warrants have been issued or sold under the Prior Registration Statement. The Registrant now intends to register, among others, the issuance and sale of the Webull Class A Ordinary Shares in connection with the exercise of any of the issued and outstanding Webull Incentive Warrants under this Registration Statement on Form F-1.

5	The Registrant previously paid registration fees to register 20,913,089 Webull Incentive Warrants on the Prior Registration Statement and, consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations and pursuant to Rule 457(g) of the Securities Act, the registration fee with respect to such Webull Incentive Warrants was allocated to the Webull Class A Ordinary Shares issuable upon exercise of such Webull Incentive Warrants, and those Webull Class A Ordinary Shares were included in the total registration fee paid in connection with the Prior Registration Statement. Such offering of 20,913,089 Webull Incentive Warrants and the deemed offering of the shares underlying such warrants correspond to $32,017.94 of the total $45,521.16 fees calculated and paid in connection with the Prior Registration Statement. The Registrant is therefore claiming $32,017.94 as a fee offset related to the 20,913,089 Webull Incentive Warrants and the deemed offering of the Webull Class A Ordinary Shares underlying such warrants. None of the issued and outstanding Webull Incentive Warrants have been exercised and, consequently, none of Webull Class A Ordinary Shares underlying such warrants have been issued or sold under the Prior Registration Statement. The Registrant now intends to register, among others, the issuance and sale of the Webull Class A Ordinary Shares in connection with the exercise of any of the issued and outstanding Webull Incentive Warrants under this Registration Statement on Form F-1.

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